POWER OF ATTORNEY

       The undersigned appoints each individual who at the time of acting pursuant to this power of attorney is the Chief Executive Officer, the President, an Executive Vice President or a Senior Vice President of Sempra Energy as the undersigned's attorney-in-fact to:

(1) Execute for and on behalf of the undersigned any and all statements and reports of the undersigned as a director or officer of Sempra Energy or its subsidiaries, including, but not limited to, San Diego Gas & Electric Company, Southern California Gas Company and Pacific Enterprises, pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder of the Securities and Exchange Commission;

(2) Perform any and all acts for and on behalf of the undersigned as the attorney-in-fact so acting may deem necessary or desirable to prepare, execute and file any such statements or reports with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) Take any and all other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact so acting, may be of benefit to, in the best interest of, or legally required by the undersigned.

       The undersigned grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and ratifies and confirms all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and rights and powers granted herein.

       The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor does Sempra Energy or its subsidiaries assume any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This power of attorney shall remain in full force and effect until the undersigned is no longer obligated to file statements or reports under Section 16 of the Exchange Act with respect to the undersigned's holdings of or transactions in securities issued by Sempra Energy or its subsidiaries, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

  /s/ Anne Shen Smith

(Signature)

 Anne Shen Smith

Dated:   April 8, 2010

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